Exhibit 10j

                        OPTION AGREEMENT FOR THE PURCHASE
                            AND SALE OF REAL PROPERTY

         THIS AGREEMENT is made as of the 30th day of January, 1998, by and between QUEST MEDICAL, INC., a Texas corporation ("Quest"), and QMI MEDICAL, INC. (formerly QMI Acquisition Corp.), a Texas corporation ("Buyer").


                                    RECITALS

         Quest is the owner of certain real property located in Collin County, Texas, more particularly described on Exhibit A attached hereto, a portion of which has been condemned and purchased by the Texas Department of Transportation, as set forth on Exhibit A (the "Property") and, pursuant to that certain Asset Purchase Agreement among Buyer, Atrion Corporation, and Quest dated as of December 29, 1997 (the "Asset Purchase Agreement"), Buyer intends to acquire certain assets used in connection with the Property which are set forth on Exhibit B attached hereto (the "Real Property Assets").

         In connection with the purchase and sale of assets provided for therein, the parties intend to enter into a Lease Agreement covering the Property and the Real Property Assets (the "Lease").

         Quest desires to grant to Buyer an option to purchase the Property subject to terms and conditions set forth below.

         In the event Buyer does not exercise the aforementioned option, the Buyer agrees to sell and Quest agrees to purchase the Real Property Assets, subject to the terms and conditions set forth below.

         All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Asset Purchase Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows.

         1. OPTION TO PURCHASE. Subject to the terms and conditions hereinafter set forth, Quest does hereby give and grant to Buyer, its successors and assigns, the exclusive continuing option and right to buy (the "Option") the Property, together with all interest of Quest in and to all buildings, improvements, fixtures, easements and appurtenances pertaining thereto.

         2. TERM. The term of the Option shall be for a period of nine (9) months beginning on the date of Closing under the Asset Purchase Agreement (the "Option Period"). The Option shall be exercisable by delivering written notice to Quest at the address and in the manner provided for notices set forth in the Asset Purchase Agreement. If the Option is not

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exercised  within the Option Period,  all rights and obligations  hereunder will terminate as to all parties and their assignees except as otherwise set forth in paragraph 12 below.

         3. CONSIDERATION. In the event Buyer elects to exercise the Option, the purchase price (the "Purchase Price") for the Property shall be Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) subject to the adjustments provided herein and prorations at closing and subject to a deduction for any debt assumed pursuant to paragraph 5 below.

         4.       CLOSING.

         (a) Date of Closing. The consummation of the purchase and sale of the Property is referred to herein as the "Property Closing." If the Option is exercised as provided herein, the Property Closing shall occur on the earlier of
(i) the date which is six (6) months after the date of the exercise of the Option or (ii) the expiration of the term of the Lease, such Property Closing to take place at the offices located at the Property.

         (b) Conveyance. Quest shall convey, by special warranty deed, good and indefeasible fee simple title to the Property free and clear of all liens and encumbrances except for the Permitted Liens (as defined below). As used herein, the term "Permitted Liens" shall mean any of the following: (i) liens for taxes not yet due and payable, (ii) easements, encroachments and encumbrances listed in the draft title commitment dated November 4, 1997 issued by Lawyers Title Insurance Corporation, a copy of which is attached hereto as Exhibit C (the "Title Commitment"), (iii) liens in favor of MetLife if assumed by Buyer in accordance with paragraph 5 below, and (iv) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Property. Quest covenants that, except as otherwise disclosed in the Title Commitment, it has not assigned or conveyed and will not assign or convey any interest, including, without limitation, any easement or leasehold interest, in the Property or permit any liens or other encumbrances to attach thereto prior to the Property Closing.

         If there should be filed against the Property any such lien or encumbrance or if, any exception to title appears in the Title Commitment other than a Permitted Lien, Buyer may elect either (i) to rescind this Option or (ii) to close the purchase and sale transaction without regard to such title objections but with a mutually-agreed upon adjustment to the Purchase Price. If the parties are unable to agree upon such adjustment, then such dispute shall be resolved by arbitration as provided in paragraph 11 below. Liens affecting the Property (other than the Permitted Liens) which are dischargeable by the payment of money shall be paid by Quest at the Property Closing. Additionally, Quest covenants to maintain the Property in good condition and repair, normal wear and tear excepted. In the event of a breach of the foregoing covenant, Buyer may elect either (i) to rescind this Option or (ii) to close the purchase and sale transaction without regard to such damage but with a mutually-agreed upon reduction- in the Purchase Price. If the 2 parties are unable to agree upon such adjustment, then such dispute shall be resolved by arbitration as provided in paragraph 11 below.

         (c) Property Closing Documents. At the Property Closing and as a condition

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precedent   thereto,   the  parties  shall  execute  and  deliver  such  closing
statements, affidavits and other documents necessary to consummate the purchase and sale of the Property pursuant to the terms hereof, including, without limitation, a certificate of Quest certifying that the representations and warranties contained in Sections 3.9, 3.10 and 3.15 of the Asset Purchase Agreement are true and correct as of the date of the Property Closing. Quest shall use its reasonable good faith efforts to revise the Title Commitment in accordance with the memorandum attached hereto (the Title Commitment as so revised being hereinafter referred to as the "Revised Title Commitment"). Quest shall deliver to Buyer at the Property Closing a title commitment that conforms to the Title Commitment (or the Revised Title Commitment if Quest has been successful in obtaining the aforementioned revisions), with such additional changes as may be acceptable to Quest and Buyer, subject only to the Permitted Liens. Quest and Buyer shall share equally the fee for such title policy.

         (d) Property Closing Costs and Prorations. Buyer shall pay any deed taxes and recording fees imposed on the conveyance of the Property and one-half of the title insurance premium. Quest shall pay one-half of the title insurance premium. Each party shall be responsible for its own legal fees and costs. All real estate ad valorem taxes for the year in which the Property Closing occurs shall be prorated as of the date of the Property Closing. All unpaid assessments applicable to the Property assessed as of the date of the Property Closing shall be paid at the Property Closing by Quest without regard to when the same shall be due and payable. Any assessments arising after the Property Closing shall be the sole responsibility of Buyer. The provisions of this paragraph 4(d) shall survive the Property Closing.

         (e) Possession. Subject to any term of the Lease to the contrary, Quest shall deliver sole possession of the Property to Buyer on the date of the Property Closing.

         5. METLIFE MORTGAGE. The parties acknowledge that as of the date hereof the Property and certain furniture, fixtures, equipment and the HVAC system located on the Property are subject to liens securing the MetLife Mortgage. Buyer, at its sole option, may assume the MetLife Mortgage and accept conveyance of the Property subject thereto, and in such event, such liens shall continue to encumber the Property and shall be a Permitted Lien. If Buyer assumes the MetLife Mortgage, such assumption will be given innovation and extinguishment of Quests obligations thereunder. If Buyer does not elect to assume the MetLife Mortgage, Quest shall transfer the Property and such furniture, fixtures, equipment and HVAC system to Buyer free and clear of any liens in favor of MetLife to Buyer. Quest and Buyer shall share equally any assumption fee charged by MetLife.

         6. TAX ABATEMENT AGREEMENT. After receipt of the notice of Buyers exercise of the Option and prior to the Property Closing, Quest shall use all reasonable efforts and do all things necessary or advisable to obtain an assignment to and assumption by Buyer of the Tax Abatement Agreement and an agreement from the City of Allen and The Allen Independent School District waiving all Taxes abated for periods prior to January 1, 1998. If Quest does not obtain such assignment of the Tax Abatement Agreement and the waiver referred to in the immediately preceding sentence, Quest shall indemnify and hold harmless Buyer to the extent such abated Taxes are assessed to and required to be paid by Buyer for periods prior to January 1, 1998. In the event Buyer is notified by any taxing authority that

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

such abated Taxes are required to be paid, Quest shall either pay the amount of such abated Taxes directly to the taxing authority within the time designated for payment or pay such amount to Buyer within five (5) business days following Buyer's written notice to Quest.

         7. ASSIGNMENT. Buyer may assign its rights hereunder, provided that any such assignment shall not release Buyer from its obligations hereunder and that written notice of such assignment shall be given to Quest. Subject to the preceding sentence, this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         8. NOTICES. All communications, notices and demands of any kind which either party may desire or be required to give or to serve upon the other party shall be made in writing and delivered to such party at the address and in the manner set forth in the Asset Purchase Agreement for the giving of notices.

         9. RISK OF LOSS.

         (a) The risk of loss, damage or destruction to the Property, including, without limitation, any loss or damage due to the location or placement of any substance regulated by local, state or federal law, shall remain with Quest until the date of the Property Closing. Quest shall deliver possession of the Property at the Property Closing in the same condition existing on the date of complete execution hereof, except for normal wear and tear, and Buyer shall be responsible for any damage to the Property caused by Buyer. In the event of any loss, damage or destruction to the Property occurring prior to the date of the Property Closing (other than damaged caused by Buyer), Buyer may elect either
(i) to rescind this Option or (ii) to close the purchase and sale transaction without regard to such loss, damage or destruction but with a mutually agreed upon reduction in the Purchase Price. If the parties are unable to agree upon such adjustment, then such dispute shall be resolved by arbitration as provided in paragraph 11 below.

         (b) The risk of loss, damage or destruction to the Real Property Assets shall remain with Buyer until the Real Property Assets are conveyed to Quest pursuant to paragraph 12 below. If Buyer does not exercise the Option, Buyer shall deliver possession of the Real Property Assets in the same condition existing on the date of complete execution hereof, except for normal wear and tear, and Quest shall be responsible for any damage to such Real Property Assets caused by Quest. In the event of any loss, damage or destruction to the Real Property Assets occurring prior to such conveyance (other than damage caused by Quest), Quest may elect (i) to refuse to purchase any item of the Real Property Assets so damaged or (ii) to close the transaction without regard to such loss, damage or destruction but with an mutually-agreed upon reduction in the purchase price. If the parties are unable to agree upon such adjustment, then such dispute shall be resolved by arbitration as provided in paragraph 11 below.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision

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hereof may be amended  except by an agreement  in writing  signed by the parties hereto or their respective successors in interest.

         11. ARBITRATION. The arbitration provisions of Section 11. 11 of the Asset Purchase Agreement are hereby incorporated herein as if freely set forth in this paragraph 11.

         12. REPURCHASE OF REAL PROPERTY ASSETS.

         (a) Conveyance. In the event that Buyer does not exercise the Option, then on the date of termination of the Lease (the "Real Property Assets Closing"), the Buyer shall sell, transfer and convey to Quest and Quest shall purchase from the Buyer, the Real Property Assets, free and clear of all liens, mortgages and encumbrances, for the purchase price and upon the terms and conditions set forth below. The Real Property Assets Closing shall take place at the offices located at the Property.

         (b) Purchase Price. The purchase price for Real Property Assets shall be their Net Book Value, as defined on Exhibit B attached hereto, as of the [insert date which is nine months following the Closing Date under the Asset Purchase Agreement].

         (c) Delivery at Closing. At the Real Property Assets Closing and as a condition precedent thereto, the Buyer shall deliver a bill of sale and any other documents necessary to convey the Real Property Assets to Quest.

         (d) Prorations. All ad valorem taxes relating to the Real Property Assets shall be prorated as of the date of the Real Property Assets Closing.

         (e) Remedies. In the event that Quest defaults in its obligation to repurchase the Real Property Assets, then Buyer may take possession and remove all the Real Property Assets from the Property, in addition to any other remedies available to Buyer at law or equity.

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



         IN WITNESS WHEREOF, Buyer and Quest have executed and delivered this Agreement as of the day and year first above written.

                                          QUEST MEDICAL, INC.


                                          By:   /s/ F. Robert Merrill
                                                ------------------------------

                                          Its:  Senior Vice President Finance
                                                ------------------------------

                                          QMI MEDICAL, INC.


                                          By:   /s/ Jerry A. Howard
                                                ------------------------------

                                          Its:  President
                                                ------------------------------

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STATE OF TEXAS                      )
         Collin             COUNTY  )
---------------------------

Before me, Marta Kennedy , on this day personally appeared F. Robert Merrill known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Senior Vice President Finance of Quest Medical, Inc., a Texas corporation, and acknowledged to me that he/she executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation. Given under my hand and seal of office this 30 day of January ,1998.

                                                     /s/ Marta Kennedy
                                                 -----------------------------
                                                 NOTARY PUBLIC

                                                 MY COMMISSION EXPIRES: 8-15-01
                                                                        -------


STATE OF TEXAS                      )
         Collin            COUNTY   )
---------------------------

Before me, Marta Kennedy , on this day personally appeared Jerry A. Howard , known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of QMI Medical, Inc., a Texas corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation. Given under my hand and seal of office this 30 day of January , 1998.

                                                    /s/ Marta Kennedy
                                                 -------------------------------
                                                 NOTARY PUBLIC

                                                 MY COMMISSION EXPIRES: 8-15-01
                                                                        -------



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